Exhibit 99.1

Kohl's Corporation Reports Financial Results

•	Comparable sales decrease 2.9%
•	Diluted earnings per share of $1.51
•	Adjusted diluted earnings per share(1) of $1.55
•	Affirms adjusted annual diluted earnings per share(1) guidance of $5.15 to $5.45

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)—August 20, 2019-- Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended August 3, 2019.

	Three Months			Six Months
($ in millions, except per share data)	2019	2018	Change	2019	2018	Change
Total revenue	$4,430	$4,570	(3.1)%	$8,517	$8,778	(3.0)%
Comparable sales	(2.9)%	3.1%		(3.2)%	1.8%
Gross margin	38.8%	39.5%	(72) bps	37.9%	38.3%	(41) bps
Selling, general, and administrative expenses	$1,269	$1,272	(0.2)%	$2,544	$2,532	0.5%
Reported
Net income	$241	$292	(17)%	$303	$368	(18)%
Diluted earnings per share	$1.51	$1.76	(14)%	$1.89	$2.21	(15)%
Non-GAAP(1)
Net income	$247	$292	(15)%	$345	$399	(14)%
Diluted earnings per share	$1.55	$1.76	(12)%	$2.15	$2.40	(10)%

(1) Excludes Impairments, store closing and other costs in 2019 and Loss on extinguishment of debt in 2018.

Michelle Gass, Kohl's chief executive officer, said, "We are pleased to report that our business strengthened as we progressed through the second quarter. Comparable sales were better than the first quarter and improved during the period, turning positive during the last six weeks of the second quarter with 1% growth.  This positive trend has continued into August driven by a successful start to the back-to-school season.  We are confident that our upcoming brand launches, program expansions, and increased traffic from the Amazon returns program will incrementally contribute to our performance during the balance of the year and beyond.”

Dividend

On August 13, 2019, Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.67 per share. The dividend is payable September 25, 2019 to shareholders of record at the close of business on September 11, 2019.

Guidance

The Company affirms its adjusted annual earnings per diluted share guidance of $5.15 to $5.45, which excludes $0.26 per diluted share related to Impairments, store closing and other costs recognized in the first six months of 2019.

Second Quarter 2019 Earnings Conference Call

Kohl's will host its quarterly earnings conference call at 9:00 am ET on August 20, 2019. The phone number for the conference call is (800) 398-9397. Replays of the call will be available for 30 days by dialing (800) 475-6701.  The conference ID is 468136. The conference call and replays are also accessible via the Company's web site at http://corporate.kohls.com/investors/events-and-presentations.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including 2019 earnings guidance. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl's

Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl's mobile app. Since its founding, Kohl's has given more than $700 million to support communities nationwide, with a focus on family health and wellness. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except per Share Data)	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net sales	$4,169	$4,310	$7,990	$8,263
Other revenue	261	260	527	515
Total revenue	4,430	4,570	8,517	8,778
Cost of merchandise sold	2,550	2,605	4,965	5,101
Gross margin rate	38.8%	39.5%	37.9%	38.3%
Operating expenses:
Selling, general, and administrative	1,269	1,272	2,544	2,532
As a percent of total revenue	28.6%	27.8%	29.9%	28.8%
Depreciation and amortization	228	241	458	483
Impairments, store closing and other costs	7	-	56	-
Operating income	376	452	494	662
Interest expense, net	53	65	105	135
Loss on extinguishment of debt	-	-	-	42
Income before income taxes	323	387	389	485
Provision for income taxes	82	95	86	117
Net income	$241	$292	$303	$368
Average number of shares:
Basic	159	165	160	165
Diluted	159	166	161	166
Earnings per share:
Basic	$1.52	$1.77	$1.90	$2.23
Diluted	$1.51	$1.76	$1.89	$2.21

ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Six Months
(Dollars in Millions, Except per Share Data)	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net income
GAAP	$241	$292	$303	$368
Impairments, store closing and other costs	6	-	42	-
Loss on extinguishment of debt	-	-	-	31
Adjusted (non-GAAP)	$247	$292	$345	$399

Diluted earnings per share
GAAP	$1.51	$1.76	$1.89	$2.21
Impairments, store closing and other costs	0.04	-	0.26	-
Loss on extinguishment of debt	-	-	-	0.19
Adjusted (non-GAAP)	$1.55	$1.76	$2.15	$2.40

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	August 3, 2019	August 4, 2018
Assets
Current assets:
Cash and cash equivalents	$625	$1,066
Merchandise inventories	3,656	3,572
Other	397	404
Total current assets	4,678	5,042
Property and equipment, net	7,276	7,635
Operating leases	2,428	-
Other assets	160	238
Total assets	$14,542	$12,915
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,330	$1,404
Accrued liabilities	1,199	1,174
Income taxes payable	34	70
Current portion of:
Finance leases and financing obligations	119	122
Operating leases	158	-
Total current liabilities	2,840	2,770
Long-term debt	1,855	2,273
Finance leases and financing obligations	1,270	1,537
Operating leases	2,647	-
Deferred income taxes	254	188
Other long-term liabilities	221	660
Shareholders' equity	5,455	5,487
Total liabilities and shareholders' equity	$14,542	$12,915

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
(Dollars in Millions)	August 3, 2019	August 4, 2018
Operating activities
Net income	$303	$368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	458	483
Share-based compensation	27	50
Deferred income taxes	41	(25)
Impairments, store closing and other costs	45	-
Loss on extinguishment of debt	-	42
Non-cash lease expense	75	-
Other non-cash expenses	3	13
Changes in operating assets and liabilities:
Merchandise inventories	(175)	(24)
Other current and long-term assets	29	89
Accounts payable	143	133
Accrued and other long-term liabilities	(177)	(88)
Income taxes	(8)	6
Operating lease liabilities	(88)	-
Net cash provided by operating activities	676	1,047

Investing activities
Acquisition of property and equipment	(439)	(312)
Other	-	6
Net cash used in investing activities	(439)	(306)

Financing activities
Treasury stock purchases	(254)	(165)
Shares withheld for taxes on vested restricted shares	(27)	(21)
Dividends paid	(214)	(202)
Reduction of long-term borrowings	(6)	(528)
Premium paid on redemption of debt	-	(35)
Finance lease and financing obligation payments	(60)	(64)
Proceeds from financing obligations	13	-
Proceeds from stock option exercises	2	32
Net cash used in financing activities	(546)	(983)
Net decrease in cash and cash equivalents	(309)	(242)
Cash at beginning of period	934	1,308
Cash at end of period	$625	$1,066